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eResearchTechnology, Inc.
Enabling the Clinical Advantage



                         MANAGEMENT EMPLOYMENT AGREEMENT
                                    ADDENDUM


         This Amendment (this "Amendment") to Management Employment Agreement dated January 27, 2000 is made this 2nd day of January 2002 between eResearchTechnology, Inc. ("Company") and Bruce Johnson ("Executive")

         Company and Executive are parties to a certain Management Employment Agreement dated January 27, 2000 (the "Agreement"). Company and Executive now desire to amend certain provisions of the Agreement as set forth in this Amendment.

         Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

         NOW, THEREFORE, Company and Executive, each intending to be legally bound hereby, agree as follows:

1. The Agreement is hereby amended as follows:

         1.1 Section 5. d. is hereby added to read in its entirety as follows:

             "Car allowance of $500 per month effective with employment."

         1.2 Section 11. e. is hereby amended and restated to read in its entirety as follows:

         "Notwithstanding any contrary provision contained in this Employment Agreement, in the event that either (a) there is a "Change of Control" (as hereafter defined) and neither the Company nor the Buyer offers the Executive a position with comparable responsibilities, authority, location or compensation, or (b) after the date of the Change in Control but before the first anniversary thereof, the Executive's responsibilities, authority, location, or compensation are not acceptable to the Executive the Executive may elect to resign and receive severance equal to twelve month's annual salary and applicable prorated bonus, hereunder, payable in one lump sum in accordance with the Company's policy.

         In addition, the Executive will continue to receive (subject to payment of any applicable premium co-pay) standard health, dental, disability, life and accident insurance benefits for the twelve-month period following the termination of employment.
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         The Executive must provide written notice of such election not less than sixty days following the date of the Change of Control or, if the Executive's new position is changed within the time period and in the manner described above, within thirty days following such event.

         The term "Change of Control", as utilized herein, refers to:

                 (i) A change of control of a nature that would be required to be reported in the Company's proxy statement under the Securities Exchange Act of 1934, as amended;

                 (ii) The approval by the Board of Directors of a sale, not in the ordinary course of business, of all or substantially all of the Company's assets and business to an unrelated third party and the consummation of such transaction; or

                (iii) The approval by the Board of Directors of any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above, and the consummation of such transaction."

2. Miscellaneous

         2.1 All references to the Agreement in any documents and instruments executed by the parties in connection with the Agreement shall be deemed to refer to the Agreement as the same has been amended through the date hereof, and as the same may be amended in the future.

         2.2 This Amendment may be executed in any number of counterparts and each such counterpart shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.

         2.3 The Agreement and this Amendment may be modified or amended by the parties hereto only by a written agreement executed by both parties.

         2.4 Except as expressly amended hereby, all of the terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in every aspect.

         2.5 This Amendment shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.

         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed on the date first written above.


By: /s/ Bruce Johnson                     By: /s/ Joseph Esposito
    -------------------------------           ----------------------------------
   Bruce Johnson                              Joseph Esposito
                                              Title: President & Chief Executive
                                                     Officer